UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2020, Intel Corporation (“Intel”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with SK hynix Inc. (“SK hynix”), pursuant to which, subject to the satisfaction or waiver of certain conditions, SK hynix will acquire (i) Intel’s NAND memory fabrication facility in Dalian, China and certain related equipment and tangible assets (collectively, the “Fab Assets”), (ii) Intel’s NAND solid-state drive business (the “NAND SSD Business”), and (iii) Intel’s NAND memory technology and manufacturing business (the “NAND Business”). Intel’s Optane™ business is expressly excluded from the transaction and is being retained by Intel. For the six months ended June 27, 2020, the NAND businesses represented approximately $2.8 billion of the revenue for Intel’s Non-Volatile Memory Solutions Group (“NSG”) and contributed approximately $600 million to NSG operating income.

The Purchase Agreement provides that the transaction will be consummated over two closings. At the first closing (the “First Closing”), Intel will sell to SK hynix the Fab Assets and the NAND SSD Business for total consideration of $7 billion in cash, subject to certain adjustments, and SK hynix will assume from Intel certain liabilities related to the Fab Assets and the NAND SSD Business. In connection with the First Closing, Intel will transfer certain employees, intellectual property rights and other assets related to the NAND Business to separate wholly-owned subsidiaries of Intel to be formed under the laws of the United States (“U.S. OpCo”) and the People’s Republic of China (“China OpCo”, and collectively with U.S. OpCo, “OpCo”). U.S. OpCo and China OpCo will continue to be wholly owned subsidiaries of Intel, and continue to manufacture NAND memory wafers, throughout the period between the First Closing and the Second Closing (as defined below). The First Closing will occur after the satisfaction of the applicable closing conditions. However, the First Closing will not occur prior to November 1, 2021.

At the second closing (the “Second Closing”), Intel will sell to SK hynix all of Intel’s equity interests in U.S. OpCo and China OpCo for additional consideration of $2 billion in cash, subject to certain adjustments. The Second Closing is expected to occur no earlier than March 15, 2025.

In connection with the First Closing, Intel, OpCo, SK hynix and certain affiliates of SK hynix will also enter into a NAND wafer manufacturing and sale agreement (the “Manufacturing and Sale Agreement”) pursuant to which OpCo will manufacture and sell, and SK hynix will purchase, NAND memory wafers to be manufactured by OpCo using the Fab Assets in Dalian, China between the First Closing and the Second Closing.

The consummation of the First Closing and the Second Closing is subject to customary conditions, including, without limitation, (i) clearance of the transaction by the Committee on Foreign Investment in the United States; (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of antitrust and other required governmental approvals in the People’s Republic of China and certain other foreign jurisdictions; (iv) the absence of certain legal impediments and restraints; (v) continued employment by Intel of a certain percentage of the NAND SSD Business employees as of the First Closing; (vi) the accuracy of the representations and warranties of each party; and (vii) the performance in all material respects by each party of its obligations under the Purchase Agreement. The transaction is not conditioned upon SK hynix’s receipt of financing.

The Purchase Agreement contains customary representations and warranties from both Intel and SK hynix, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the transaction to be consummated, and covenants regarding the operation of the NAND SSD Business prior to the First Closing and the operation of the NAND Business prior to the Second Closing.

The Purchase Agreement also provides that, following the First Closing, each party will have certain indemnification obligations, subject to customary limitations as to time and amount, with respect to breaches of representations, warranties and covenants and with respect to losses arising from certain assumed or retained liabilities, as applicable.

The Purchase Agreement contains certain termination rights for Intel and SK hynix. Upon termination of the Purchase Agreement under specified circumstances related to governmental approvals or upon a failure by SK hynix to close upon satisfaction of the applicable closing conditions, SK hynix will be required to pay Intel a termination fee of $350,000,000 if such termination occurs before the First Closing and $100,000,000 if such termination occurs between the First Closing and the Second Closing. Upon termination of the Purchase Agreement under specified circumstances related to a final order in respect of specified legal challenges to the transaction, or upon a failure by Intel to close upon satisfaction of the applicable closing conditions, Intel will be required to pay SK hynix a termination fee of $140,000,000 if such termination occurs before the First Closing and $40,000,000 if such termination occurs between the First Closing and the Second Closing. Upon any termination of the Purchase Agreement following the First Closing, the Manufacturing and Sale Agreement will also terminate.

In addition to the foregoing, and subject to certain limitations, Intel or SK hynix may terminate the Purchase Agreement if the First Closing is not consummated by April 19, 2022, subject to a potential three-month extension by Intel if certain legal restraints are in effect, or if the Second Closing is not consummated by September 15, 2025.

Beginning with the first quarter of 2021, Intel anticipates that it will present certain non-GAAP metrics that exclude the results of the NAND businesses. Intel also anticipates that it will include the results of its Optane™ business within its Data Center Group (“DCG”) segment beginning with the first quarter of 2021, and that the NSG segment will be composed of the NAND businesses.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto. The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to Intel or SK hynix. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure

On October 19, 2020, Intel and SK hynix issued a joint press release entitled “SK hynix to Acquire Intel NAND Memory Business.” The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Forward Looking Statements

Statements in this report that refer to future plans and expectations, including with respect to the transactions contemplated by the Purchase Agreement, NAND manufacturing and supply arrangements and other relationships between Intel and SK hynix, and Intel’s business and investment plans, are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to the benefits of the transactions contemplated by the Purchase Agreement; the timing and closing conditions of such transactions, including with respect to applicable governmental approvals; anticipated trends in Intel’s businesses or the markets relevant to them; investment returns and benefits; and future products and technology and the availability and benefits of such products and technology also identify forward-looking statements. Such statements are based on management’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company’s expectations include, among others, that governmental authorities may not approve the transactions; that the First Closing or Second Closing of the transactions may not occur or may be delayed; that expected financial or other benefits of the transactions may not be realized; that litigation related to the transactions or limitations or restrictions imposed by regulatory authorities may delay, permanently restrain or negatively impact the transactions; that unanticipated transition costs may be incurred; that the transactions may not be supported by third parties; that the announcement and pendency of the transactions may adversely affect Intel’s business relationships, operating results, or its business in general; that actions by competitors may negatively impact results; and that there may be negative changes in general economic or geopolitical conditions affecting the regions or the industries in which Intel and SK hynix operate; as well as the factors set forth in Intel’s earnings release dated July 23, 2020, which is included as an exhibit to Intel’s Form 8-K furnished to the Securities and Exchange Commission (“SEC”) on such date, and Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q. Copies of Intel’s Form 10-K, 10-Q and 8-K reports may be obtained by visiting Intel’s Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this report, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are provided as part of this Report.

Exhibit Number	Description

2.1	Master Purchase Agreement between Intel Corporation and SK hynix Inc., dated as of October 19, 2020*

99.1	Press Release, dated October 19, 2020, of Intel Corporation and SK hynix Inc.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Intel Corporation agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: October 20, 2020	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary